As filed with the Securities and Exchange Commission on October 23, 2007
Registration No. 333-143660

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pzena Investment Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6282	20-8999751
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Pzena Investment Management, Inc.
120 West 45th Street, 20th Floor
New York, New York 10036
(212) 355-1600
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Wayne A. Palladino
Chief Financial Officer
Pzena Investment Management, Inc.
120 West 45th Street, 20th Floor
New York, New York 10036
(212) 355-1600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to:

Richard B. Aftanas, Esq. Ralph Arditi, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000 (212) 735-2000 (facsimile)	Vincent Pagano Jr., Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000 (212) 455-2502 (facsimile)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file the exhibits indicated in Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation of Pzena Investment Management, Inc*.
3.2	Form of Amended and Restated Bylaws of Pzena Investment Management, Inc.*
4.1	Form of Certificate of Pzena Investment Management, Inc. Class A common stock*
4.2	Form of Exchange Rights of Class B members to exchange Class B Units of Pzena Investment Management, LLC for Class A common stock of Pzena Investment Management, Inc. (Exhibit B to the Amended and Restated Operating Agreement of Pzena Investment Management, LLC)*
4.3	Form of Resale and Registration Rights Agreement*
4.4	Form of Class B Stockholders’ Agreement*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Form of Amended and Restated Operating Agreement of Pzena Investment Management, LLC*
10.2	Form of Executive Employment Agreement for each of Richard S. Pzena, John P. Goetz and William L. Lipsey*
10.3	Form of Pzena Investment Management, LLC 2006 Equity Incentive Plan*
10.4	Form of Pzena Investment Management, LLC 2006 Bonus Plan*
10.5	Form of Pzena Investment Management, Inc. 2007 Equity Incentive Plan*
10.6	Form of Tax Receivable Agreement*
10.7	Credit Agreement, dated as of July 23, 2007 among Pzena Investment Management, LLC, as the Borrower, Bank of America, N.A., as Administrative Agent and as a Lender and L/C Issuer*
10.8	Lease, dated as of February 4, 2003, between Magnolia Associates, Ltd. and Pzena Investment Management, LLC and the amendments thereto dated as of March 31, 2005 and October 31, 2006*
10.9	Form of Indemnification Agreement between Pzena Investment Management, Inc. and each of its directors*
10.10	Form of Executive Employment Agreement for A. Rama Krishna*
21.1	List of Subsidiaries*
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm*
23.3	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management, LLC*
23.4	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund*
23.5	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund II*
23.6	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena International Value Service*
23.7	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Global Value Service*
23.8	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management Select Fund, L.P.*
99.1	Letter of J.H. Cohn LLP to the Securities and Exchange Commission re: Pzena Investment Management, LLC’s change in independent accountants*
99.2	Consent of Steven M. Galbraith*

Exhibit No.	Description of Exhibit

99.3	Consent of Joel M. Greenblatt*
99.4	Consent of Richard P. Meyerowich*
99.5	Consent of Myron E. Ullman, III*

*	Previously filed.

(b) Financial Statement Schedules: Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on October 23, 2007.

Pzena Investment Management, Inc.

By:	/s/ Richard S. Pzena
Name: Richard S. Pzena

Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 23, 2007.

Signature	Title

/s/ Richard S. Pzena Richard S. Pzena	Chief Executive Officer (Principal Executive Officer)

/s/ Wayne A. Palladino Wayne A. Palladino	Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation of Pzena Investment Management, Inc.*
3.2	Form of Amended and Restated Bylaws of Pzena Investment Management, Inc.*
4.1	Form of Certificate of Pzena Investment Management, Inc. Class A common stock*
4.2	Form of Exchange Rights of Class B members to exchange Class B Units of Pzena Investment Management, LLC for Class A common stock of Pzena Investment Management, Inc. (Exhibit B to the Amended and Restated Operating Agreement of Pzena Investment Management, LLC)*
4.3	Form of Resale and Registration Rights Agreement*
4.4	Form of Class B Stockholders’ Agreement*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
10.1	Form of Amended and Restated Operating Agreement of Pzena Investment Management, LLC*
10.2	Form of Executive Employment Agreement for each of Richard S. Pzena, John P. Goetz and William L. Lipsey*
10.3	Form of Pzena Investment Management, LLC 2006 Equity Incentive Plan*
10.4	Form of Pzena Investment Management, LLC 2006 Bonus Plan*
10.5	Form of Pzena Investment Management, Inc. 2007 Equity Incentive Plan*
10.6	Form of Tax Receivable Agreement*
10.7	Credit Agreement, dated as of July 23, 2007 among Pzena Investment Management, LLC, as the Borrower, Bank of America, N.A., as Administrative Agent and as a Lender and L/C Issuer*
10.8	Lease, dated as of February 4, 2003, between Magnolia Associates, Ltd. and Pzena Investment Management, LLC and the amendments thereto dated as of March 31, 2005 and October 31, 2006*
10.9	Form of Indemnification Agreement between Pzena Investment Management, Inc. and each of its directors*
10.10	Form of Executive Employment Agreement for A. Rama Krishna*
21.1	List of Subsidiaries*
23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm*
23.3	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management, LLC*
23.4	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund*
23.5	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Large Cap Value Fund II*
23.6	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena International Value Service*
23.7	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Global Value Service*
23.8	Consent of J.H. Cohn LLP, independent registered public accounting firm, with respect to its report on certain financial statements of Pzena Investment Management Select Fund, L.P.*
99.1	Letter of J.H. Cohn LLP to the Securities and Exchange Commission re: Pzena Investment Management, LLC’s change in independent accountants*
99.2	Consent of Steven M. Galbraith*
99.3	Consent of Joel M. Greenblatt*
99.4	Consent of Richard P. Meyerowich*
99.5	Consent of Myron E. Ullman, III*

*	Previously filed.